Exhibit 3
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Spring Creek Acquisition Corp. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 13th day of April, 2009.
VICTORY PARK CAPITAL ADVISORS, LLC

By:	Jacob Capital, L.L.C., its Manager

By:	/s/ Richard Levy

	Name:	Richard Levy
	Title:	Sole Member

VICTORY PARK SPECIAL SITUATIONS MASTER FUND, LTD.

By:	/s/ Richard Levy

	Name:	Richard Levy
	Title:	Attorney-in-Fact

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ Richard Levy

	Name:	Richard Levy
	Title:	Attorney-in-Fact

JACOB CAPITAL, L.L.C.

By:	/s/ Richard Levy

	Name:	Richard Levy
	Title:	Sole Member

RICHARD LEVY

/s/ Richard Levy

Richard Levy